EXHIBIT 99.1
NEWS RELEASE                             For Immediate Release
California Resources Corporation Agrees on Comprehensive Balance Sheet Restructuring with Key Creditors
Transaction to be implemented in pre-arranged Chapter 11 case
Finally resolves leveraged capital structure inherited from 2014 spin-off

•	Pre-arranged restructuring will eliminate over $5 billion of debt and mezzanine equity interest and consolidate CRC’s ownership of the Elk Hills power plant and cryogenic gas plant upon court approval

•	Liquidity will be bolstered by $1.1 billion debtor-in-possession financing which also refinances in full CRC’s current revolving loan facility

•	Term Lenders have agreed to backstop a $450 million equity rights offering and a $200 million second lien exit financing facility

•	Company will continue to operate in the ordinary course and maintain its high safety and environmental standards
SANTA CLARITA, Calif. - July 15, 2020 - California Resources Corporation (NYSE: CRC) (the “Company” or “CRC”), an independent California-based oil and natural gas exploration and production company, today announced it has entered into a Restructuring Support Agreement (“RSA”) with holders of approximately 84% of the Company’s 2017 term loans, 51% of the Company’s 2016 term loans and its Elk Hills midstream joint venture partner, Ares Management L.P. (“Ares”). To implement the terms of the RSA, the Company and certain of its subsidiaries have filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas. Upon plan confirmation, the implementation of the RSA would reduce CRC’s debt substantially, enabling the Company to operate safely through the current downturn in commodity prices and establishing a solid financial foundation to enhance future value creation.
“We have consistently operated within cash flow, significantly reducing the outsized debt burden we inherited from Occidental Petroleum at our December 2014 spin-off. However, today’s unprecedented market conditions, including oversupply and reduced demand due to COVID-19, require that we further reduce our debt through a Chapter 11 process,” said Todd A. Stevens, President and Chief Executive Officer of CRC. “CRC will emerge from Chapter 11 as a strong, healthy company committed to providing Californians with safe, affordable, reliable and locally produced energy, good-paying jobs and millions of dollars in annual government revenues for vital public services for many years to come. We take this role very seriously, and our commitment to ensuring a safe, diverse and resilient supply of energy from California resources will not change.”
Stevens continued: “CRC’s portfolio of world-class, low-decline assets and our integrated infrastructure provide us significant operational flexibility which, coupled with our commitment to displace imported energy with our oil and natural gas production under the most stringent regulations, continues to distinguish us from many oil and gas operators. We have a track record of disciplined financial and operational decisions and, with our strong balance sheet, we won’t need to rely on higher commodity prices to be successful.“
Stevens concluded: “I want to thank our talented and dedicated employees who have continued to go above and beyond, safely producing essential products that underpin our way of life despite COVID-19 and extreme and unprecedented economic and industry challenges.”
Ares has agreed to contribute its equity interests in Elk Hills Power, LLC, which is a joint venture between CRC and a portfolio company of Ares. At emergence, Ares would exchange its joint venture interests for equity and new CRC notes in the reorganized company subject to the terms and conditions of the RSA. The joint venture’s cryogenic gas plant, 500-megawatt power plant and related assets will continue to operate in the ordinary course and upon emergence will be wholly-owned by CRC.
The Company has received a commitment of over $1 billion in debtor-in-possession (“DIP”) financing from certain of its creditors to support its operations through the Chapter 11 process. When approved by the Court, the DIP financing would also be used to fully refinance the Company’s 2014 Revolving Credit Facility. The new DIP financing, combined with CRC’s long-standing strategy to operate within cash flow and existing cash on the balance sheet, will enable CRC to continue operating safely and in the ordinary course during the restructuring process.
CRC has filed customary motions seeking Court approval to pay owner royalties, employee wages and benefits, and certain vendors and suppliers and to meet its obligations in the ordinary course of business.
The Company’s Chapter 11 cases have been filed in the Southern District of Texas (Houston Division). All of the transactions described above are subject to Court approval.
Additional Information
The Company has set up a toll-free hotline to answer questions about this corporate restructuring. The hotline can be accessed by calling (855) 917-3506. The Company has also posted FAQs on its restructuring website at https://dm.epiq11.com/CaliforniaResources.
In connection with the restructuring, Sullivan & Cromwell LLP is serving as legal advisor, Alvarez & Marsal is serving as CRC’s financial advisor and Perella Weinberg Partners is serving as investment banker.
About California Resources Corporation
California Resources Corporation is the largest oil and natural gas exploration and production company in California. CRC operates its world-class resource base exclusively within the State of California, applying complementary and integrated infrastructure to gather, process and market its production. Using advanced technology, California Resources Corporation focuses on safely and responsibly supplying affordable energy for California by Californians.
Forward-Looking Statements
The information included herein contains forward-looking statements that involve risks and uncertainties that could materially affect our expected results of operations, liquidity, cash flows and business prospects. Such statements include those regarding our expectations as to our future:

●    financial position, liquidity, cash flows and results of operations, including our ability to reorganize successfully in proceedings under Chapter 11 of the Bankruptcy Code (“Chapter 11”) and to operate thereafter as a going concern
●    business prospects
●    transactions and projects
●    operating costs

●    operations and operational results including production, hedging and capital investment
●    budgets and maintenance capital requirements
●    reserves
●    type curves
●    expected synergies from acquisitions and joint ventures

Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. While we believe assumptions or bases underlying our expectations are reasonable and make them in good faith, they almost always vary from actual results, sometimes materially. We also believe third-party statements we cite are accurate but have not independently verified them and do not warrant their accuracy or completeness. Factors (but not necessarily all the factors) that could cause results to differ include:

●    our proceedings under Chapter 11, including our ability to obtain confirmation of a restructuring plan or an alternative restructuring transaction
●    our ability to obtain the approval of the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) with respect to motions or other requests made in the Chapter 11 proceedings, including maintaining strategic control as debtor-in-possession
●    the effects of the Chapter 11 proceedings on our liquidity and business prospects and on the interests of the various constituents, including holders of our common stock and indebtedness
●    the length of time that we will operate under Chapter 11 protection and risks associated with third-party motions in the Chapter 11 proceedings
●    the adequacy and availability of capital resources, credit and liquidity, including, but not limited to, debt refinancing or extensions, exchanges or repurchases of debt, issuances of debt or equity securities, access to additional borrowing capacity and our ability to generate sufficient cash flow from operations to fund our capital expenditures and meet working capital needs
●    commodity price changes, including extended periods of low oil, NGL or natural gas prices
●    debt limitations on our financial flexibility
●    insufficient cash flow to fund planned investments, debt repurchases or changes to our capital plan
●    insufficient capital or liquidity, including as a result of lender restrictions, unavailability of capital markets or inability to attract potential investors
●    limitations on transportation or storage capacity and the need to shut-in wells
●    inability to enter into desirable transactions including acquisitions, asset sales and joint ventures
●    legislative or regulatory changes, including those related to drilling, completion, well stimulation, operation, maintenance or abandonment of wells or facilities, managing energy, water, land, greenhouse gases or other emissions, protection of health, safety and the environment, or transportation, marketing and sale of our products
●    joint ventures and acquisitions and our ability to achieve expected synergies
●    the recoverability of resources and

unexpected geologic conditions
●    incorrect estimates of reserves and related future cash flows and the inability to replace reserves
●    changes in business strategy
●    effects of production sharing type contracts on production and unit production costs
●    effect of stock price on costs associated with incentive compensation
●    effects of hedging transactions
●    equipment, service or labor price inflation or unavailability
●    availability or timing of, or conditions imposed on, permits and approvals
●    lower-than-expected production, reserves or resources from development projects, joint ventures or acquisitions, or higher-than-expected decline rates
●    disruptions due to accidents, mechanical failures, power outages, transportation or storage constraints, natural disasters, labor difficulties, cyber-attacks or other catastrophic events
●    pandemics, epidemics, outbreaks or other public health events, such as the coronavirus disease 2019 (COVID-19)
●    factors discussed in Item 1A - Risk Factors in CRC's Annual Report on Form 10-K available at www.crc.com

Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "goal," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "target, "will", “won’t” or "would" and similar words that reflect the prospective nature of events or outcomes typically identify forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts:
Scott Espenshade (Investor Relations)            Margita Thompson (Media)
818-661-6010                            818-661-6005
Scott.Espenshade@crc.com                    Margita.Thompson@crc.com
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